   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1999

                                                      REGISTRATION NO. 333-64931
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                 EVERCEL, INC.
       (Exact name of small business issuer as specified in its charter)

                DELAWARE                                    3691                                   06-1528142
       (STATE OR JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                           --------------------------
                              3 GREAT PASTURE ROAD
                           DANBURY, CONNECTICUT 06813
                                 (203) 825-6000
         (Address and Telephone Number of Principal Executive Offices)
                         ------------------------------
                              3 GREAT PASTURE ROAD
                           DANBURY, CONNECTICUT 06813
                                 (203) 825-6000
(Address of principal place of business or intended principal place of business)
                         ------------------------------
                                JERRY D. LEITMAN
                                    CHAIRMAN
                                 EVERCEL, INC.
                              3 GREAT PASTURE ROAD
                           DANBURY, CONNECTICUT 06813
                                 (203) 825-6000
           (Name, address and telephone number of Agent for Service)
                         ------------------------------
                                   COPIES TO:

       PHILIP J. FLINK, ESQUIRE               MERRILL KRAINES, ESQUIRE
    BROWN, RUDNICK, FREED & GESMER           FULBRIGHT & JAWORSKI L.L.P.
         One Financial Center               666 Fifth Avenue - 31st Floor
      Boston, Massachusetts 02111             New York, New York 10103
            (617) 856-8200                         (212) 318-3000

                           --------------------------

                  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                         ------------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED             UNIT               PRICE               FEE(1)
Rights(2).........................................     1,489,000(3)             --                  --                  --
Common Stock, $.01 par value......................     1,697,350(4)           $6.00            $10,184,100            2,973



(1) Calculated pursuant to Rule 457(o). and previously paid.

(2) The Company is granting at no cost to holders of its outstanding Common Stock transferable subscription rights ("Rights") to subscribe for and purchase additional shares of the Company's Common Stock at $6.00 per share. Stockholders will receive one Right for each share of Common Stock of the Company held by them on the Record Date.

(3) Represents one Right for each share of Common Stock estimated to be outstanding as of the Record Date, based upon one-third of the number of shares of common stock of Energy Research Corporation outstanding as of February 3, 1999 and an additional 100,000 Rights which may be issued in the event of an increase in the number of shares of Common Stock outstanding as of the Record Date.

(4) Represents one share of Common Stock issuable pursuant to the exercise of each Right granted in respect of the shares of Common Stock estimated to be outstanding as of the Record Date and an additional 208,350 shares which may be issued pursuant to the Company's option to sell such shares to satisfy oversubscriptions, if any or pursuant to the Underwriters' overallotment option and an additional 100,000 shares which may be issued in the event of an increase in the number of shares of Common Stock outstanding as of the Record Date.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article Ninth also provides that the Registrant may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees and agents of the corporation if such party acted in good faith in a manner he believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise. The effect of these provisions is to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant also expects to obtain directors and officers liability insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The costs of issuance and distribution which will be borne by the Registrant are as follows:

SEC Registration Fee.............................................      2,973
NASD Filing Fee..................................................      1,450
Nasdaq Listing Fee...............................................      7,778
Blue Sky Fees and Expenses.......................................     25,000
Subscription Agent, Transfer Agent and Registrar Fees............     25,000
Accounting Fees and Expenses.....................................    125,000
Legal Fees and Expenses..........................................    375,000
Printing and Engraving...........................................    100,000
Miscellaneous....................................................     12,799
                                                                   ---------
    Total........................................................    675,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    None

ITEM 27. EXHIBITS

    Exhibits


EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------
  1    Form of Standby Underwriting Agreement.*
  3.1  Form of Amended and Restated Certificate of
         Incorporation of the Company.*
  3.2  Form of Restated By-laws of the Company.*
  4.1  Form of Specimen Stock Certificate.*
  4.2  Form of Subscription Certificate for the Rights.*
  4.3  Form of Rights Agent Agreement between the Company
         and Continental Stock Transfer & Trust Company.*

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------
  4.4  Subscription Instructions, including Notice of
         Guaranteed Delivery and Notice of Guaranteed
         Payment.*
  5    Opinion of Brown, Rudnick, Freed & Gesmer.*
  8    Form of Opinion of Brown, Rudnick, Freed & Gesmer
         regarding Tax Matters.*
 10.1  Distribution Agreement between the Company and
         ERC.*
 10.2  Services Agreement between the Company and ERC.*
 10.3  License Assistance Agreement between the Company
         and ERC.*
 10.4  Tax Sharing Agreement between the Company and
         ERC.*
 10.5  Evercel, Inc. 1998 Equity Incentive Plan.*
 10.6  Technology Transfer and License Contract for Ni-Zn
         Battery Technology among Xiamen ERC Battery
         Corp. Ltd., Xiamen Daily-Used Chemicals Co., Ltd
         and ERC dated May 29, 1998.+*
 10.7  Cooperative Joint Venture Contract between Xiamen
         Three Circles Co., Ltd. and ERC for the
         establishment of Xiamen Three Circles--ERC
         Battery Corp., Ltd dated July 7, 1998.+*
 10.8  Technology Transfer and License Agreement for
         Ni-Zn Battery Technology among Xiamen Three
         Circles Co., Ltd. (formerly Xiamen Daily-Used
         Chemicals Co., Ltd.), Nan Ya Plastics
         Corporation and ERC dated February 21, 1998.+*
 10.9  Employment Agreement between the Company and Allen
         Charkey, dated as of December 15, 1998.*
 10.10 $3,450,000 Line of Credit Note, dated February 5,
         1999, issued by the Company in favor of ERC.*
 10.11 Security Agreement dated, February 5, 1999,
         between the Company and ERC.*
 10.12 Trademark Security Agreement, dated February 5,
         1999, between the Company and ERC.*
 10.13 Patent Security Agreement, dated February 5, 1999,
         between the Company and ERC.*
 10.14 Loan Agreement, dated February 5, 1999, between
         the Company and ERC.*
 10.15 Lease dated January 15, 1999, between the Company
         and Shelter Lee, LLC, including Guarantee of
         Lease by ERC in favor of Shelter Lee, LLC.*
 10.16 Promissory Note, dated December 22, 1998, between
         First Union National Bank and the Company.*
 10.17 Unconditional Guaranty by ERC in favor of First
         Union National Bank, dated December 22, 1998.*
 10.18 Pledge and Assignment Agreement between ERC and
         First Union National Bank, dated December 22,
         1998.*
 10.19 Nonqualified Stock Option Agreement between the
         Company and Jerry D. Leitman, dated as of
         January 21, 1999.
 23.1  Consent of KPMG LLP.*
 23.2  Consent of Brown, Rudnick, Freed & Gesmer
         (contained in Exhibit 5).*
 24    Power of Attorney (contained in the signature page
         to this Registration Statement).*
 27    Financial Data Schedule.*
 99    Form of letter to stockholders regarding
         Distribution and Rights Offering.*


------------------------


* Previously Filed.


 + Confidential treatment has been requested for portions of this document.

ITEM 28. UNDERTAKINGS

    (a) If the Registrant is registering securities under Rule 415 of the Securities Act, the Registrant will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 24.--Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The Registrant will provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (d) In the event that the Registrant reoffers to the public any securities not taken by security holders in the Rights Offering, the Registrant will supplement the prospectus after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the Registrant will file a post-effective amendment to state the terms of the offering.

    (e) If the Registrant relies on Rule 430A under the Securities Act, the Registrant will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Danbury, State of Connecticut, on February 17, 1999.


                                EVERCEL, INC.

                                By:             /s/ JERRY D. LEITMAN
                                     -----------------------------------------
                                                  Jerry D. Leitman
                                                Acting President and
                                              Chief Executive Officer

    IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
     /s/ JERRY D. LEITMAN
------------------------------  Principal Executive          February 17, 1999
       Jerry D. Leitman           Officer and Director

              *
------------------------------  Principal Financial and      February 17, 1999
       Joseph G. Mahler           Accounting Officer

              *
------------------------------  Director                     February 17, 1999
       Bernard S. Baker

              *
------------------------------  Director                     February 17, 1999
      Thomas L. Kempner

              *
------------------------------  Director                     February 17, 1999
      William A. Lawson

              *
------------------------------  Director                     February 17, 1999
     Warren D. Bagatelle

              *
------------------------------  Director                     February 17, 1999
    Richard M.H. Thompson

              *
------------------------------  Director                     February 17, 1999
       James D. Gerson

              *
------------------------------  Director                     February 17, 1999
        Allen Charkey


*By:    /s/ JERRY D. LEITMAN
      -------------------------
          Jerry D. Leitman
          ATTORNEY-IN-FACT